UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2020

CEREVEL THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39311	98-1533670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Dartmouth Street, Suite 502

Boston, MA 02116

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 304-2048

ARYA Sciences Acquisition Corp II

51 Astor Place, 10th Floor

New York, NY 10003

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CERE	The Nasdaq Capital Market
Warrants to purchase one share of common stock at an exercise price of $11.50	CEREW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 27, 2020 (the “Closing Date”), ARYA Sciences Acquisition Corp II, a Cayman Islands exempted company and our predecessor company (“ARYA”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of July 29, 2020 (as amended on October 2, 2020 by Amendment No. 1 to Business Combination Agreement, and as may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among ARYA, Cassidy Merger Sub 1, Inc., a Delaware corporation (“Cassidy Merger Sub”) and Cerevel Therapeutics, Inc., a Delaware corporation (together with its consolidated subsidiaries,“Old Cerevel”).

Pursuant to the Business Combination Agreement, on the Closing Date, (i) ARYA changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which ARYA changed its name to “Cerevel Therapeutics Holdings, Inc.” (together with its consolidated subsidiaries,“New Cerevel” or “Cerevel”) and (ii) Cassidy Merger Sub merged with and into Old Cerevel (the “Merger”), with Old Cerevel as the surviving company in the Merger and, after giving effect to such Merger, Old Cerevel becoming a wholly-owned subsidiary of New Cerevel.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share and vested equity award of Old Cerevel outstanding as of immediately prior to the Effective Time was exchanged for shares of common stock of New Cerevel, par value $0.0001 per share (“Common Stock”), or comparable vested equity awards that are settled or are exercisable for shares of Common Stock, as applicable, based on an implied Old Cerevel vested equity value of $780,000,000, and (ii) all unvested equity awards of Old Cerevel were exchanged for comparable unvested equity awards that are settled or exercisable for shares of Common Stock, as applicable, determined based on the same implied Old Cerevel vested equity value described in clause (i).

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to Cerevel Therapeutics Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of Cerevel Therapeutics Holdings, Inc. All references herein to the “Closing” refer to the closing of the transactions contemplated by the Business Combination Agreement (the “Transactions” or the “Business Combination”), including the Domestication, the Merger and the transactions contemplated by subscription agreements entered into by ARYA and certain investors (the “PIPE Investors”) pursuant to which the PIPE Investors have collectively committed to subscribe for an aggregate of 32,000,000 shares of Common Stock for an aggregate purchase price of $320,000,000 (the “PIPE Financing”).

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Registration and Shareholder Rights Agreement

On the Closing Date, New Cerevel, ARYA Sciences Holdings II, a Cayman Islands exempted limited company (“Sponsor”), Jake Bauer, Chad Robins, Todd Wider, Perceptive Life Sciences Master Fund Ltd, a Cayman Islands exempted company (“Perceptive PIPE Investor”), BC Perception Holdings, LP, a Delaware limited partnership (“Bain Investor”) and Pfizer Inc. (“Pfizer”) entered into an Amended and Restated Registration and Shareholder Rights Agreement (the “Amended and Restated Registration and Shareholder Rights Agreement”), pursuant to which, among other things, Sponsor and Perceptive PIPE Investor (collectively, the “Perceptive Shareholders”), Bain Investor and Pfizer will agree not to effect any sale or distribution of any equity securities of New Cerevel held by any of them during the lock-up period described therein and will be granted certain registration rights and will be granted certain preemptive rights with respect to their respective shares of Common Stock, and Bain Investor and Pfizer agree to cast their votes such that the Board is constituted as set forth in the Business Combination Agreement and the Amended and Restated Registration and Shareholder Rights Agreement and will have certain rights to designate directors to the Board, in each case, on the terms and subject to the conditions therein.

In particular, the Amended and Restated Registration and Shareholder Rights Agreement provides for the following registration rights:

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Demand registration rights. At any time after the Closing Date, New Cerevel will be required, upon the written request of Bain Investor, Pfizer or the Perceptive Shareholders (the “Sponsor Holders”), to file a registration statement and use reasonable best efforts to effect the registration of all or part of their registrable securities. New Cerevel is not obligated to effect any demand registration if a demand registration or piggyback registration was declared effective or an underwritten shelf takedown was consummated within the preceding 90-day period.

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Shelf registration rights. At any time after the Closing Date, New Cerevel will be required, upon the written request of any Sponsor Holder, to file a shelf registration statement pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) and use reasonable best efforts to effect the registration of all or a portion of their registrable securities, provided that the Perceptive Shareholders shall be deemed to have given such a request as of the date of the Amended and Restated Registration and Shareholder Rights Agreement, Messrs. Bauer, Robins and Wider shall be entitled to include their registrable securities on a shelf registration statement filed in connection with such request and New Cerevel may satisfy such request by including such registrable securities on the registration statement to be filed in respect of the PIPE Financing. Promptly upon receipt of a shelf registration request, New Cerevel shall deliver a written notice to all other Sponsor Holders and shall offer each such Sponsor Holder the opportunity to include its registrable securities in such shelf registration statement. At any time New Cerevel has an effective shelf registration statement with respect to a Sponsor Holder’s registrable securities, such Sponsor Holder may make a written request to effect a public offering, including pursuant to an underwritten shelf takedown, provided that New Cerevel is not obliged to effect any underwritten shelf takedown if a demand registration or piggyback registration was declared effective or an underwritten shelf takedown was consummated within the preceding 90-day period.

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Piggyback registration rights. At any time after the Closing Date, if New Cerevel proposes to file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the Sponsor Holders are entitled to include their registrable securities in such registration statement.

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Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by New Cerevel and underwriting discounts and selling commissions will be borne by the holders of the shares being registered. The Amended and Restated Registration and Shareholder Rights Agreement contains customary cross-indemnification provisions, under which New Cerevel is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to New Cerevel, and holders of registrable securities are obligated to indemnify New Cerevel for material misstatements or omissions attributable to them.

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Registrable securities. Securities of New Cerevel shall cease to be registrable securities when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, such securities shall have been transferred pursuant to Rule 144 of the Securities Act or such securities shall have ceased to be outstanding.

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Lock-up. Notwithstanding the foregoing, each Sponsor Holder and Messrs. Bauer, Robins and Wider shall not transfer any securities of New Cerevel for 180 days following the Closing Date, subject to certain customary exceptions, and each Sponsor Holder, New Cerevel and New Cerevel’s directors and officers shall, if requested, deliver a customary lock-up agreement in connection with any underwritten public offering, subject to certain customary exceptions.

Moreover, under the Amended and Restated Registration and Shareholder Rights Agreement, each of Bain Investor and Pfizer agrees to cast all votes to which such entities are entitled such that the Board shall consist of up to ten (10) directors, which will be divided into three classes (Class I, II and III) with Class I consisting of up to four (4) directors and Class II and III each consisting of up to three (3) directors. Pursuant to the Business Combination Agreement, the Board will consist of (i) eight (8) individuals designated by Old Cerevel (all of whom were members of Old Cerevel’s board of directors), (ii) one (1) vacant director position to be nominated by Bain Investor after the Closing, and (iii) one (1) director to be mutually agreed by New Cerevel and Sponsor prior to December 15, 2020, which director shall be appointed by the Board to serve as a director on the Board promptly after such individual is mutually agreed.

For so long as Bain Investor holds an amount of New Cerevel equity securities that is equal to 50% or more of the amount of securities it held at the Closing, it shall be entitled to nominate four directors, with such right (i) decreasing to three directors at such time when Bain Investor holds equal to or greater than 35% but less than 50% of the amount of securities it held at the Closing; (ii) decreasing to two directors at such time when Bain Investor holds equal to or greater than 20% but less than 35% of the amount of securities it held at the Closing; (iii) decreasing to one director at such time when Bain Investor holds equal to or greater than 5% but less than 20% of the amount of securities it held at the Closing; and (iv) terminating at such time when Bain Investor holds less than 5% of the amount of securities it held at the Closing. For so long as Pfizer holds an amount of New Cerevel equity securities that is equal to 50% or more of the amount of securities it held at the Closing, it shall be entitled to nominate two directors, with such right (i) decreasing to one director at such time when Pfizer holds equal to or greater than 20% but less than 50% of the amount of securities it held at the Closing; and (ii) terminating at such time when Pfizer holds less than 20% of the amount of securities it held at the Closing. Additionally, for so long as Bain Investor holds an amount of New Cerevel equity securities that is equal to 60% or more of the amount of securities it held at the Closing, it shall be entitled, with the prior written consent of Pfizer (which consent may not be unreasonably withheld, conditioned or delayed), to nominate two unaffiliated directors to the Board. Finally, for so long as Pfizer holds at least 20% of the amount of securities it held at the Closing, Pfizer has the right to designate one non-voting observer to attend each meeting of the Board or its committees.

In addition, under the Amended and Restated Registration and Shareholder Rights Agreement, in the event that New Cerevel proposes to issue any capital stock, subject to certain customary exceptions (“New Securities”), each Sponsor Holder has the right to purchase, in lieu of the person to whom New Cerevel proposed to issue such New Securities, its pro rata proportion of such New Securities. Such preemptive rights will terminate on the earlier to occur of the seventh anniversary of the Closing and (i) in the case of Bain Investor, the date on which Bain Investor beneficially owns less than 50% of the amount of securities it held at the Closing, (ii) in the case of Pfizer, the date on which Pfizer beneficially owns less than 50% of the amount of securities it held at the Closing or Bain Investor beneficially owns less than 50% of the amount of securities it held at the Closing and (iii) in the case of the Perceptive Shareholders, the date on which the Perceptive Shareholders beneficially own less than 80% of the amount of securities they held at the Closing or Bain Investor beneficially owns less than 50% of the amount of securities it held at the Closing.

Finally, pursuant to the Amended and Restated Registration and Shareholder Rights Agreement, to the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine will not apply to (i) any Sponsor Holder, (ii) any member of the Board, non-voting observer or any officer who is not New Cerevel’s or any of its subsidiaries’ full-time employee or (iii) any affiliate, partner, advisory board member, director, officer, manager, member or shareholder of any Sponsor Holder who is not New Cerevel’s or any of its subsidiaries’ full-time employee (any such person listed in (i), (ii) or (iii) being referred to herein as an External Party). Therefore, New Cerevel will renounce any interest or expectancy in, or being offered an opportunity to participate in, business opportunities that are from time to time presented to any External Party.

The foregoing description of the Amended and Restated Registration and Shareholder Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Registration and Shareholder Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 26, 2020, ARYA held an extraordinary general meeting (the “Extraordinary General Meeting”) at which the ARYA stockholders considered and adopted, among other matters, the Business Combination Agreement. On October 27, 2020, the parties to the Business Combination Agreement consummated the Transactions.

Prior to the Extraordinary General Meeting, holders of 245,050 shares of ARYA’s Class A ordinary shares exercised their right to redeem such shares for cash at a price of approximately $10.005 per share for aggregate payments of $2,451,806.39. At the Closing, (i) an aggregate of 18,941,450 shares of Class A and Class B ordinary shares of ARYA were exchanged for an equivalent number of Common Stock pursuant to the Domestication, (ii) an aggregate of 76,182,504 shares of Common Stock were issued in exchange for the shares of Old Cerevel outstanding as of immediately prior to the Effective Time and (iii) an aggregate of 32,000,000 shares of Common Stock were issued to the PIPE Investors in the PIPE Financing. Moreover, at the Closing, each equity award of Old Cerevel outstanding as of immediately prior to the Effective Time was exchanged for comparable equity awards of New Cerevel based on an implied Old Cerevel vested equity value of $780,000,000 and each warrant to purchase Class A or Class B ordinary shares of ARYA were exchanged for a warrant to purchase Common Stock. Immediately after giving effect to the Transactions, there were 127,123,954 shares of Common Stock outstanding, 5,149,666 warrants to acquire shares of Common Stock outstanding and 11,180,265 shares of Common Stock subject to outstanding equity awards under the 2020 Plan (as defined below). After the Closing Date, ARYA’s Class A ordinary shares, warrants and units ceased trading on the Nasdaq Capital Market (the “Nasdaq”) and Common Stock and warrants began trading on the Nasdaq.

The material terms and conditions of the Business Combination Agreement are described in the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus ”) included in ARYA’s Registration Statement on Form S-4 (File No. 333-242135), filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2020, in the section titled “Business Combination Proposal—The Business Combination Agreement,” which is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the information incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Transactions and their expected benefits, New Cerevel’s performance following the Transactions, the success, cost and timing of New Cerevel’s product development activities and clinical trials, the potential attributes and benefits of New Cerevel’s product candidates, New Cerevel’s ability to obtain and maintain regulatory approval for its product candidates and New Cerevel’s ability to obtain funding for its operations. Forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Transactions. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

We are a clinical-stage biopharmaceutical company that combines a deep understanding of disease-related biology and neurocircuitry of the brain with advanced chemistry and central nervous system, or CNS, target receptor selective pharmacology to discover and design new therapies. We seek to transform the lives of patients through the development of new therapies for neuroscience diseases, including schizophrenia, epilepsy and Parkinson’s disease. Our “ready-made” pipeline of 11 small molecule programs, which includes five clinical-stage product candidates, was developed through over twenty years of research and investment by Pfizer and is supported by an initial capital commitment from an affiliate of Bain Capital and a keystone equity position from Pfizer. We are advancing our broad and diverse pipeline with at least eight clinical trials underway or expected to start by the end of 2021. We have built a highly experienced team of senior leaders and neuroscience drug developers who combine a nimble, results-driven biotech mindset with the proven expertise of large pharmaceutical company experience and capabilities in drug discovery and development.

Our portfolio of product candidates is based on a differentiated understanding of the neurocircuitry of CNS diseases, as well as the key pillars of our unique approach: (1) receptor-drug interactions at the atomic level to achieve targeted receptor subtype selectivity; (2) orthosteric and allosteric chemistry to achieve ideal receptor pharmacology; and (3) robust packages of preclinical and clinical data that elucidate the key points of differentiation for our compounds. Our rational design approach uses measured and calculated structural and surface charge information from the target protein combined with high-resolution crystallography data, computational homology models, screening of single-residue mutant proteins, indirect solution-phase imaging techniques and other biophysical measurements to glean key molecular-level information about the interaction between a target protein and our product candidates. These insights then drive structure-informed design of subsequent molecules. Due to our understanding of the specificity and dynamic range of neural networks and how to modulate them, we believe that our product candidates have the potential to achieve optimal therapeutic activity while minimizing unintended side effects of currently available therapies.

We are developing CVL-231 for the treatment of schizophrenia. CVL-231 was rationally designed as a positive allosteric modulator, or PAM, that selectively targets the muscarinic acetylcholine 4, or M4, receptor subtype to harness the anti-psychotic benefit believed to be associated with M4 while minimizing the side effects typically associated with pan-muscarinic agonists. We believe CVL-231 has the potential to mark a significant medical advancement as the muscarinic acetylcholine pathway has long been associated with mediation of neurotransmitter imbalance and psychosis. To our knowledge, CVL-231 is the only M4-selective PAM currently in clinical development. We are currently conducting a Phase 1b trial of CVL-231 in patients with schizophrenia, consisting of Part A, a multiple ascending dose, or MAD, study and Part B, a pharmacokinetic/pharmacodynamic, or PK/PD, study. We initiated dosing in Part A of the trial in second half of 2019 and initiated dosing in Part B of the trial in the second half of 2020, with data expected in the second half of 2021.

CVL-231 demonstrated robust activity in multiple preclinical psychosis models, including potential benefit in improving cognitive endpoints. Our development plan for CVL-231 is informed by thorough in vitro and in vivo PK and pharmacodynamic characterization as well as data from competitive muscarinic compounds. CVL-231 has been evaluated in 17 healthy volunteers in a Phase 1 single ascending dose, or SAD, trial, which showed that it was generally well tolerated with no serious adverse events or subject discontinuations.

We are developing CVL-865 for the treatment of both epilepsy and anxiety. CVL-865 was rationally designed as an orally-bioavailable, twice-daily PAM that selectively targets the alpha-2/3/5 subunits of the GABAA receptor. We believe that by having minimal receptor activation via the alpha-1 subunit-containing GABAA receptor, CVL-865 can minimize the negative side effects of sedation and potential for loss of efficacy with repeated use, or tolerance, and addiction seen with traditional non-selective GABAA receptor modulators, such as benzodiazepines, or BZDs. To our knowledge, CVL-865 is the only alpha-2/3/5 selective GABAA receptor PAM being evaluated in clinical trials for epilepsy. We initiated a Phase 2 proof-of-concept trial in drug-resistant focal onset seizures in epilepsy, or focal onset epilepsy, in the second half of 2020, with data expected in the second half of 2022. The focal onset epilepsy population is the largest subpopulation of epilepsy patients and is often studied to establish proof-of-concept in the development of an anti-epileptic drug, or AED. We also initiated a Phase 1 proof-of-principle trial for acute anxiety in healthy volunteers in the second half of 2020, with data expected in the second half of 2021.

CVL-865 has been evaluated in 289 subjects across nine clinical trials to date. In a Phase 2, double-blind, crossover trial in photoepilepsy patients comparing CVL-865 to lorazepam, a commonly prescribed BZD, and to placebo, CVL-865 demonstrated anti-epileptic activity similar to lorazepam. In this trial, six out of seven photosensitive patients taking CVL-865 achieved complete suppression of epileptiform activity evoked by strobe lights. In a Phase 1 trial comparing CVL-865 to lorazepam, healthy volunteers were assessed using the NeuroCart CNS test battery to characterize the pharmacodynamics of CVL-865. Compared to lorazepam, CVL-865 demonstrated a greater reduction in saccadic peak velocity, a biomarker indicating engagement of alpha-2/3 subunit-containing GABAA receptors, while having reduced effects on motor coordination and cognition. In a Phase 1 MAD trial in healthy volunteers, CVL-865 showed no dose-related somnolence after the initial titration period, even at dose levels consistent with receptor occupancy of approximately 80%. Taken together, we believe these data suggest that CVL-865 may have the potential for anti-epileptic activity comparable to currently available BZDs, with reduced sedation, tolerance and withdrawal liabilities that, unlike BZDs, can be dosed chronically.

We are developing our most advanced product candidate, tavapadon, for the treatment of both early- and late- stage Parkinson’s, a neurodegenerative disorder characterized by the death of dopamine-producing neurons in the brain. Tavapadon was rationally designed as an orally-bioavailable, once-daily partial agonist that selectively targets dopamine D1/D5 receptor subtypes with the goal of balancing meaningful motor control activity with a favorable tolerability profile. To our knowledge, tavapadon is the only D1/D5 partial agonist currently in clinical development and the first oral D1/D5 agonist to have achieved sustained motor control improvement in Phase 2 trials of Parkinson’s. We initiated a registration-directed Phase 3 program beginning in January 2020, which includes two trials in early-stage Parkinson’s, one trial in late-stage Parkinson’s and an open-label safety extension trial. In response to the COVID-19 global pandemic, we paused patient screening and enrollment of our Parkinson’s trials and remain particularly vigilant about safety given the elderly nature of this population. We resumed the program and re-initiated dosing in the second half of 2020. Assuming no further delays in this program, we expect data from our Phase 3 program to be available beginning in the first half of 2023.

As part of an extensive clinical program, tavapadon has been evaluated in 272 subjects across nine clinical trials to date, including four Phase 1 trials, two Phase 1b trials and three Phase 2 trials. In a Phase 2 trial in early- stage Parkinson’s, tavapadon demonstrated a statistically significant and clinically meaningful difference from placebo of -4.8 points on the MDS-UPDRS Part III motor score at week 15 of the treatment period. Separation from placebo was observed as early as week three while still in the titration phase. Statistical significance (p=0.0407) for this endpoint was achieved despite the trial being terminated early when only 65% of the planned trial population had been enrolled and even though only 42% of the patients who reached the maintenance period had received the top dose of 15 mg. A Phase 2 trial in late-stage Parkinson’s was terminated by Pfizer based on the results of an interim analysis, which determined that the probability of meeting the efficacy criterion for the primary endpoint of improvement in “off” time reduction compared to placebo at week 10 was lower than a pre-specified efficacy hurdle. As explained in more detail herein, we believe the pre-specified efficacy hurdle was a significant threshold to overcome given the limited duration of the trial. Despite the early termination of this trial, tavapadon showed a 1.0 hour improvement versus placebo in “on” time without troublesome dyskinesias at week 10 with a sustained effect observed through week 15, which, while not statistically significant, we and our clinical advisors believe is clinically meaningful. Across the nine clinical trials conducted to date, tavapadon has consistently demonstrated what we believe to be a favorable tolerability profile as well as a pharmacokinetic, or PK, profile with a 24-hour terminal half-life.

Our clinical-stage pipeline includes two additional orally-bioavailable small molecules:

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CVL-871 is a selective dopamine D1/D5 partial agonist specifically designed to achieve a modest level of partial agonism, which we believe may be useful in modulating the complex neural networks that govern cognition, motivation and behavior. We plan to initiate a Phase 2a trial for CVL-871 for dementia-related apathy in the first half of 2021, with data expected in the second half of 2022.

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CVL-936 is a selective dopamine D3-preferring antagonist that we are developing for the treatment of substance use disorder, or SUD. We initiated a Phase 1 SAD trial in January 2020. In response to the COVID-19 global pandemic, we have concluded the Phase 1 trial after completing dosing of Cohort 1 and after receiving sufficient clinical data for the intended purposes for this trial. We are evaluating such data and formulating our plans with respect to the development of this product candidate.

We believe that all five of our clinical-stage product candidates have target product profiles that may enable them to become backbone therapies in their respective lead indications, either replacing standards of care as monotherapies or enhancing treatment regimens as adjunct to existing therapies. Results from the clinical trials mentioned above will guide the potential development of our product candidates in additional indications with similar neurocircuitry deficits.

In addition to our clinical-stage pipeline, we plan to advance the development of our preclinical portfolio across multiple neuroscience indications. We are deploying the latest technologies, such as artificial intelligence and DNA-encoded chemical libraries, to efficiently identify new therapeutic molecules, including those with disease-modifying potential. We believe that our approach will enable us to create a leading neuroscience drug discovery and development platform to transform the lives of patients living with neuroscience diseases.

Our Pipeline

The following table summarizes our current portfolio of product candidates. This table does not include two additional preclinical programs with disease-modifying potential that have not yet been disclosed.

Our Approach

Fundamental to our approach is understanding how deficits in neurocircuitry drive the development of symptoms in neuroscience diseases. Achieving optimal therapeutic benefit and minimizing unintended side effects in neuroscience diseases requires tuning the specificity and dynamic range of neural networks. Recent advancements in chemistry, genomics and proteomics have provided tools to enable targeted receptor selectivity with specificity to neural networks that underlie disease symptomatology. Fine-tuning the dynamic range of selective neurotransmitter neurocircuitry requires carefully-designed receptor pharmacology, such as allosteric modulation or partial agonism, to normalize neural network function without over-activation or over-suppression.

Below are the key pillars of our approach:

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Mechanism of action—targeted receptor selectivity: A single neurotransmitter can act on multiple receptor subtypes that are expressed differentially among neuron types and neural networks within the brain and nervous system. We believe the ability to selectively target neurotransmitter receptor subtypes may provide an important opportunity to achieve maximum activity within specific neural networks while minimizing unintended interactions in other areas of the nervous system that are targeted by non-selective compounds and result in unwanted side effects.

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Receptor pharmacology: Neural networks in the brain operate within a dynamic range, and our understanding of disease state mechanics allows us to design molecular attributes that are intended to normalize this range for each disease. For example, classical full receptor agonism or antagonism may fully activate or inactivate neural circuits and can compensate for disease but also limit normal functional dynamic range. However, partial agonism or allosteric modulation can correct or fine-tune the range of network signaling without fully blocking or overexciting normal activity. Each disease state represents a unique abnormality in neural network activity requiring a nuanced pharmacological approach. In addition, molecules require specific physical and metabolic properties to become a viable commercial product. Incorporating all of these characteristics into a single molecule can be extremely challenging. The evidence to date for our product candidates suggests that they may balance targeted selectivity with optimal receptor pharmacology. We believe this underscores the differentiation and therapeutic potential of our pipeline.

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Robust clinical and preclinical evaluation: Our clinical-stage product candidates have undergone robust clinical and preclinical testing to provide support for continued advancement through the clinical development process. In these early clinical trials and preclinical studies, we have generally observed PK, bioavailability, brain penetration and reduced off-target activity that demonstrate the potential for reducing tolerability issues. In addition, data from these trials support dose selection generally informed by PET receptor occupancy and clinical biomarkers. Based on extensive characterization and research, our product candidates were designed to reproduce validated biological activity while addressing the limitations of prior known compounds. We believe the wealth of clinical and preclinical data generated to date strongly positions our product candidates for clinical advancement.

Our Strategy

We are a neurocircuitry company that seeks to transform the lives of patients with neuroscience diseases by leveraging our deep understanding of neurocircuitry, chemistry and receptor pharmacology. Our strategy is to:

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Establish our position as a leader in neuroscience drug discovery and development through the advancement of a diverse and innovative pipeline. We leverage our differentiated understanding of neurocircuitry as well as our innovative clinical trial design and execution to develop our assets across multiple indications. In addition, we are investing in future areas of neuroscience research, including the discovery and development of compounds with disease-modifying potential.

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Rapidly develop our five clinical-stage assets, with at least eight clinical trials either underway or expected to start by the end of 2021. We are currently conducting a Phase 1b MAD and PK/PD trial of CVL-231 in patients with schizophrenia, with data expected in the second half of 2021. We also commenced a Phase 2 proof-of-concept trial of CVL-865 in focal onset epilepsy and a Phase 1 proof-of-principle trial in acute anxiety in healthy volunteers in the second half of 2020. In addition, in January 2020, we initiated our registration-directed Phase 3 program for tavapadon. This program includes three Phase 3 trials in both early- and late-stage Parkinson’s that will be conducted in parallel as well as an open-label extension trial. If approved, we believe that tavapadon would have the potential to become a cornerstone therapy for Parkinson’s patients across the disease spectrum. Furthermore, we plan to initiate a Phase 2a trial of CVL-871 for dementia-related apathy in the first half of 2021, with data expected in the second half of 2022. Finally, we are developing CVL-936, which is currently in Phase 1 for the treatment of SUD.

•

Advance our preclinical portfolio across multiple neuroscience indications. Our preclinical pipeline includes: (1) CVL-354, a selective kappa opioid receptor, or KOR, antagonist that we are advancing for the treatment of SUD; (2) our PDE4B inhibitor program that we are advancing as an antipsychotic agent; (3) our M4 full/partial agonist for potential use in PD-LID; and (4) our LRRK2 inhibitor that has the potential to address disease progression in Parkinson’s. We are also pursuing a number of other undisclosed targets, including those with disease-modifying potential. These programs include ones initiated by Pfizer as well as others developed internally through the application of new technology platforms, such as artificial intelligence and DNA-encoded chemical libraries.

•

Efficiently allocate capital to maximize the impact of our assets. We seek to efficiently allocate capital through step-wise value creation: driving speed to proof-of-principle, speed to proof-of-concept and speed to market. For example, our early-stage clinical trials are designed to elucidate the potential of our compounds and inform future clinical trials, thereby strengthening our probability of success and our efficiency in bringing our therapies to patients. We aim to be resource- and capital-efficient in the development of our product candidates by selectively accessing complementary expertise and infrastructure through strategic partnerships or other collaborations. We are also building a leading neuroscience team that we believe has a differential ability to identify high-potential assets for acquisition or in-licensing and unlock their full value. We plan to opportunistically pursue such assets from time to time and strategically expand our portfolio.

•

Opportunistically match sources and uses of capital. Our broad portfolio both requires and provides a basis for diverse financing options. We will seek to maximize growth opportunities, which may include raising additional capital through a combination of private or public equity offerings, debt financings, collaborations, strategic alliances, marketing, distribution or licensing arrangements with third parties or through other sources of financing. By matching sources and uses of capital, we can maximize our value creation opportunities while mitigating operational risk through partnerships.

•

Maximize the commercial potential of our product candidates and bring new therapies to underserved patient populations. Our development and commercialization strategy will be driven by our understanding of existing treatment paradigms along with patient, physician and payor needs. We expect to build a focused and efficient medical affairs and commercial organization to maximize the commercial potential of our portfolio. Our current plan is to commercialize our product candidates, if approved, in the United States and international markets, either alone or in collaboration with others.

Our Team and Corporate History

Since our founding in 2018, we have assembled a seasoned management team with expertise in neuroscience research, development, regulatory affairs, medical affairs, operations, manufacturing and commercialization. Our team includes industry veterans who have collectively driven over 20 drug approvals, with prior experience at companies such as Biogen, Bristol-Myers Squibb, Merck, NPS Pharmaceuticals, Onyx Pharmaceuticals, Otsuka Pharmaceutical, Sangamo Therapeutics, Vertex Pharmaceuticals and Yumanity Therapeutics. We have an experienced research and development team focused on utilizing our differentiated understanding of the complex neurocircuitry, receptor pharmacology and genetics that underlie neuroscience diseases. This allows us to develop small molecules with target receptor selectivity and indication-appropriate pharmacology, which we believe are key to enhancing activity and improving tolerability in the treatment of these diseases. We believe that the distinctive combination of our management team and our existing pipeline has the potential to bring to patients the next generation of transformative neuroscience therapies.

Our business is further described in the Proxy Statement/Prospectus in the section titled “Information about Cerevel” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to Cerevel’s business and operations and the Transactions are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of Old Cerevel, ARYA and Old Cerevel and ARYA combined. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Selected Historical Financial Data of Cerevel,” “Selected Historical Financial Data of ARYA,” “Summary Unaudited Pro Forma Condensed Combined Financial Information” and “Comparative Per Share Data,” which are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Cerevel’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “ARYA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Cerevel’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk”, which is incorporated herein by reference.

Properties

Our offices are located in Boston, Massachusetts and consist of approximately 23,000 square feet of leased office space. The lease is set to expire on November 30, 2020.

In July 2019, we entered into an operating lease, expiring in 2030, under which we are currently leasing approximately 61,000 square feet in Cambridge, Massachusetts. This space, for which we expect to take occupancy by early 2021, will serve as the location of our future corporate headquarters and is comprised of office and laboratory space.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Common Stock immediately following consummation of the Transactions by:

•	each person known by New Cerevel to be the beneficial owner of more than 5% of New Cerevel’s outstanding Common Stock immediately following the consummation of the Transactions;

•	each of New Cerevel’s executive officers and directors; and

•	all of New Cerevel’s executive officers and directors as a group after the consummation of the Transactions.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of the Closing Date. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of the Closing Date or subject to restricted stock units that vest within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to New Cerevel, New Cerevel believes that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of the directors and executive officers of New Cerevel is 131 Dartmouth Street, Suite 502, Boston, MA 02116. The percentage of beneficial ownership of New Cerevel is calculated based on 127,123,954 shares of Common Stock outstanding immediately after giving effect to the Transactions.

Name and Address of Beneficial Owners	Number of Shares	%
N. Anthony Coles, M.D.(1)	2,154,455	1.7%
Mark Bodenrader(1)	24,237	*
Kenneth DiPietro(2)	195,243	*
Orly Mishan(1)	219,754	*
Bryan Phillips	—	—
John Renger, Ph.D.(1)	267,151	*
Raymond Sanchez, M.D.(1)	356,777	*
Kathleen Tregoning	—	—

Name and Address of Beneficial Owners	Number of Shares	%
Kathy Yi(1)	213,290	*
Morris Birnbaum, M.D., Ph.D.	—	—
Marijn Dekkers, Ph.D.(3)	28,540	*
Douglas Giordano	—	—
Christopher Gordon(4)	—	—
Adam Koppel, M.D., Ph.D.(5)	—	—
Norbert Riedel, Ph.D.(3)	14,270	*
Gabrielle Sulzberger(3)	14,270	*
All directors and officers as a group (16 persons)	3,487,987	2.7%
Five Percent Holders:
BC Perception Holdings, LP(6)	60,300,063	47.4%
Pfizer Inc.(7)	27,349,211	21.5%

*	Less than 1%
1.	Consists solely of options exercisable within 60 days of the Closing Date.
2.	Consists of (i) 180,973 options exercisable within 60 days of the Closing Date and (ii) 14,270 shares of Common Stock.
3.	Consists solely of shares of Common Stock.
4.

Does not include shares of Common Stock held by Bain Investor. Mr. Gordon, who is a member of the Board, is a managing director of Bain Capital Investors, LLC, or BCI, the ultimate general partner of Bain Investor, and as a result, and by virtue of the relationships described in footnote 6 below, may be deemed to share beneficial ownership of the shares held by Bain Investor. The address for Mr. Gordon is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, MA 02116.

5.

Does not include shares of Common Stock held by Bain Investor. Dr. Koppel, who is a member of the Board, is a managing director of Bain Capital Life Sciences Investors, LLC, or BCLSI, which is the general partner of Bain Capital Life Sciences Fund, LP, or BCLSF, and, as a result, may be deemed to share beneficial ownership of the shares held by Bain Investor. The address for Dr. Koppel is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116.

6.

Bain Capital Investors, LLC, or BCI, is the ultimate general partner of Bain Investor. As a result, BCI may be deemed to exercise voting and dispositive power with respect to the shares reported in the table above. Voting and investment decisions with respect to securities held by Bain Investor are made by the managing directors of BCI, of whom there are three or more and none of whom individually has the power to direct such decisions. The address of Bain Investor is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

7.

Dr. Birnbaum and Mr. Giordano, each of whom is a member of the Board, are each employed by Pfizer. Neither Dr. Birnbaum nor Mr. Giordano has voting or dispositive power over the shares held by Pfizer and each of them disclaims beneficial ownership of all such shares. The address of Pfizer is 235 East 42nd Street, New York, New York 10017.

Directors and Executive Officers

New Cerevel’s directors and executive officers after the consummation of the Transactions are described in the Proxy Statement/Prospectus in the section titled “Management of New Cerevel Following the Business Combination” and that information is incorporated herein by reference.

Independence of our Board of Directors

Information with respect to the independence of New Cerevel’s directors is set forth in the Proxy Statement/Prospectus in the section titled “Management of New Cerevel Following the Business Combination—Director Independence” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the committees of the board of directors immediately after the Closing is set forth in the Proxy Statement/Prospectus in the section titled “Management of New Cerevel Following the Business Combination—Committees of the Board of Directors” and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of Old Cerevel and the compensation of the executive officers of ARYA before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the sections titled “Executive Compensation” and “Information About ARYA—Executive Compensation and Director Compensation and Other Interests,” respectively, and that information is incorporated herein by reference.

At the Extraordinary General Meeting, the ARYA stockholders approved the 2020 Plan and the ESPP (as defined below). The summary of the 2020 Plan set forth in the Proxy Statement/Prospectus in the section titled “Incentive Award Plan Proposal” and the summary of the ESPP set forth in the Proxy Statement/Prospectus in the section titled “Employee Stock Purchase Plan Proposal” are each incorporated herein by reference. A copy of the full text of the 2020 Plan is attached hereto as Exhibit 10.7 and a copy of the full text of the ESPP is attached hereto as Exhibit 10.9 and are each incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of Old Cerevel and of ARYA before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the section titled “Director Compensation” and “Information About ARYA—Executive Compensation and Director Compensation and Other Interests,” respectively, and that information is incorporated herein by reference.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information about ARYA—Legal Proceedings” and that information is incorporated herein by reference.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Common Stock and warrants to purchase Common Stock began trading on the Nasdaq under the symbols “CERE” and “CEREW,” respectively, on October 28, 2020. As of immediately after the Closing Date, there were approximately 62 registered holders of Common Stock.

Cerevel has not paid any cash dividends on shares of its Common Stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Board and will depend on, among other things, Cerevel’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Board may deem relevant.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale of certain unregistered securities, which is incorporated herein by reference.

Description of Company’s Securities

The description of New Cerevel’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of New Cerevel Securities” and that information is incorporated herein by reference.

Indemnification of Officers and Directors

New Cerevel has entered into indemnification agreements with each of its directors and executive officers as of the Closing Date. Each indemnification agreement provides for indemnification and advancements by New Cerevel of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to New Cerevel or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, forms of which are filed as Exhibits 10.16 and 10.17 to this Current Report on Form 8-K and are each incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Concurrently with the execution of the Business Combination Agreement, ARYA entered into subscription agreements (the “Subscription Agreements”) with each of the PIPE Investors, pursuant to which, at the Closing, the PIPE Investors subscribed for and purchased an aggregate of 32,000,000 shares of Common Stock at a price of $10.00 per share for aggregate gross proceeds of $320,000,000. Perceptive PIPE Investor funded $30,000,000 in the PIPE Financing, Pfizer funded $12,000,000 in the PIPE Financing and Bain Investor funded $100,000,000 in the PIPE Financing. The shares of Common Stock issued pursuant to the Subscription Agreements (the “PIPE Financing Shares”) have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Pursuant to the Subscription Agreements, we agreed that, within 30 calendar days after the Closing Date, we will file with the SEC (at our sole cost and expense) a registration statement (the “Resale Registration Statement”) registering the resale of the PIPE Financing Shares. We will use our commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days (or 90 calendar days if the SEC notifies us that it will review the Resale Registration Statement) following the filing thereof and (ii) ten business days after we are notified by the SEC that the Resale Registration Statement will not be reviewed or will not be subject to further review. We agreed to cause such Resale Registration Statement, or another shelf registration statement that includes the PIPE Financing Shares, to remain effective until the earliest of (x) the fourth anniversary of the Closing, (y) the date on which no PIPE Investor holds PIPE Financing Shares or (z) the first date on which each PIPE Investor is able to sell all of its PIPE Financing Shares under Rule 144 of the Securities Act within 90 days without limitation as to the amount of such securities that may be sold and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(i) (or Rule 144(i)(2), if applicable). The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, forms of which are attached hereto as Exhibits 10.1 and 10.2 and are each incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the consummation of the Transactions, ARYA changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, upon which ARYA changed its name to “Cerevel Therapeutics Holdings, Inc.” and adopted a certificate of incorporation and by-laws. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections titled “Domestication Proposal,” “Governing Documents Proposals,” “Comparison of Corporate Governance and Shareholder Rights” and “Description of New Cerevel Securities,” which are incorporated herein by reference. This summary is qualified in its entirety by reference to the text of New Cerevel’s certificate of incorporation and by-laws, which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), New Cerevel is the successor issuer to ARYA and has succeeded to the attributes of ARYA as the registrant. In addition, the shares of Common Stock of New Cerevel, as the successor to ARYA, are deemed to be registered under Section 12(b) of the Exchange Act. Holders of uncertificated shares of ARYA’s Class A ordinary shares prior to the Closing have continued as holders of shares of uncertificated shares of New Cerevel’s Common Stock. After consummation of the Transactions, the Common Stock and warrants to purchase Common Stock were listed on the Nasdaq under the symbols “CERE” and “CEREW,” respectively, and the CUSIP numbers relating to the Common Stock and warrants were changed to 15678U 128 and 15678U 102, respectively. Holders of ARYA’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that New Cerevel is the successor to ARYA.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Business Combination Proposal—The Business Combination Agreement,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Upon the consummation of the Transactions, and in accordance with the terms of the Business Combination Agreement, each director and executive officer of ARYA ceased serving in such capacities and eight new directors were appointed to the Board. The Board was divided into three staggered classes of directors and each director was assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the year 2021 for Class I directors, 2022 for Class II directors and 2023 for Class III directors. Dr. Coles, Dr. Birnbaum and Mr. Gordon were appointed as Class I directors, Mr. Giordano and Dr. Koppel were appointed as Class II directors and Dr. Dekkers, Dr. Riedel and Ms. Sulzberger were appointed as Class III directors.

Furthermore, following the consummation of the Transactions, the Board established four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee. The members of our audit committee are Ms. Sulzberger, Mr. Giordano and Dr. Riedel, and Ms. Sulzberger serves as the chairperson of the audit committee. The members of the compensation committee are Dr. Dekkers and Dr. Koppel, and Dr. Dekkers is the chairperson of the compensation committee. The members of the nominating and corporate governance committee are Mr. Gordon, Ms. Sulzberger and Mr. Giordano, and Mr. Gordon is the chairperson of the nominating and corporate governance committee. The members of the science and technology committee are Dr. Riedel, Dr. Birnbaum and Dr. Koppel, and Dr. Riedel is the chairperson of the science and technology committee.

A description of the compensation of the directors of Old Cerevel and of ARYA before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the section titled “Director Compensation” and “Information About ARYA—Executive Compensation and Director Compensation and Other Interests,” respectively, and that information is incorporated herein by reference.

Following the Transactions, pursuant to New Cerevel’s non-employee director compensation policy, each non-employee director will receive an annual retainer of $50,000, an annual retainer of $25,000 for serving as the lead independent director, a $15,000 annual retainer for serving as the chair of the audit, compensation or nominating and corporate governance committee and a $7,500 annual retainer for serving on each such committee, to be paid quarterly in arrears and prorated based on the number of actual days served on the Board or applicable committee. In addition, each non-employee director will receive, on the date of New Cerevel’s annual meeting of stockholders, an annual grant of a stock option to purchase 23,000 shares of Common Stock that vests in full on the earlier of the one-year anniversary of the grant date or the next annual meeting of stockholders, and each new non-employee director will receive a stock option to purchase 46,000 shares of Common Stock vesting in 36 monthly installments through the third anniversary of the grant date. The foregoing description of the non-employee director compensation policy does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, which is filed as Exhibit 10.15 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive Officers

Upon consummation of the Transactions, the following individuals were appointed to serve as executive officers of New Cerevel:

Name	Position
N. Anthony Coles, M.D.	President and Chief Executive Officer
Mark Bodenrader	Chief Accounting Officer
Kenneth DiPietro	Chief Human Resources Officer
Orly Mishan	Chief Business Officer
Bryan Phillips	Chief Legal Officer
John Renger, Ph.D.	Chief Scientific Officer
Raymond Sanchez, M.D.	Chief Medical Officer
Kathleen Tregoning	Chief Corporate Affairs Officer
Kathy Yi	Chief Financial Officer

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Management of New Cerevel Following the Business Combination,” which is incorporated herein by reference.

Cerevel Therapeutics Holdings, Inc. 2020 Equity Incentive Plan

At the special meeting of ARYA stockholders held on October 26, 2020, ARYA stockholders considered and approved the Cerevel Therapeutics Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan allows New Cerevel to make equity and equity-based incentive awards to officers, employees, non-employee directors and consultants. The ARYA Board anticipates that providing such persons with a direct stake in New Cerevel will assure a closer alignment of the interests of such individuals with those of New Cerevel and its stockholders, thereby stimulating their efforts on New Cerevel’s behalf and strengthening their desire to remain with New Cerevel.

ARYA has initially reserved 24,050,679 shares of Common Stock for the issuance of awards under the 2020 Plan (the “Initial Limit”). The 2020 Plan provides that the number of shares reserved and available for issuance under the 2020 Plan will automatically increase each January 1, beginning on January 1, 2021, by 4.0% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the Board (the “Annual Increase”). This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in New Cerevel’s capitalization. The maximum aggregate number of shares of Common Stock that may be issued upon exercise of incentive stock options under the 2020 Plan shall not exceed the Initial Limit cumulatively increased on January 1, 2021 and on each January 1 thereafter by the lesser of the Annual Increase or 12,737,876 shares of Common Stock.

A more complete summary of the terms of the 2020 Plan is set forth in the Proxy Statement/Prospectus in the section titled “Incentive Award Plan Proposal”. That summary and the foregoing description of the 2020 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2020 Plan, which is attached as Exhibit 10.7 hereto and incorporated herein by reference.

Cerevel Therapeutics Holdings, Inc. Employee Stock Purchase Plan

At the special meeting of ARYA stockholders held on October 26, 2020, ARYA stockholders considered and approved the Cerevel Therapeutics Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”). An aggregate of 1,655,924 shares will be reserved and available for issuance under the ESPP. The ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by 1.0% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the Board; provided that the total number of shares of Common Stock that become available for issuance under the ESPP will never exceed 16,559,240. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.

A more complete summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Employee Stock Purchase Plan Proposal”. That summary and the foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by reference to the text of the ESPP, which is attached as Exhibit 10.9 hereto and incorporated herein by reference.

Employment Agreements

The Company is party to employment agreements with N. Anthony Coles, M.D., its President, Chief Executive Officer and Chairperson, Raymond Sanchez, M.D., its Chief Medical Officer and John Renger, Ph.D., its Chief Scientific Officer, each of its named executive officers. The material terms of these agreements with Drs. Coles, Sanchez and Renger are described below.

N. Anthony Coles, M.D. On November 23, 2018, Old Cerevel entered into an employment agreement with Dr. Coles for the position of Executive Chairperson, Chairperson of Cerevel’s board of directors and his future appointment to Chief Executive Officer. In accordance with his employment agreement, as amended, on November 27, 2018, Dr. Coles was appointed to the position of Executive Chairperson and Chairperson of its board of directors with a base salary of $300,000. Dr. Coles’ agreement also provided for him to become Chief Executive Officer no later than March 31, 2019; however, his agreement was subsequently amended to provide for his appointment to be effective as of September 3, 2019. In connection with taking on the Chief Executive Officer role, Dr. Coles’ base salary increased to $600,000. Under his employment agreement, Dr. Coles is eligible to earn an annual target bonus equal to 50% of his base salary. His salary is subject to increase from time to time by the Board within its discretion. Dr. Coles was promised an equity award of stock options, a portion of which was contingent upon him becoming Chief Executive Officer no later than March 31, 2019, which deadline was extended by subsequent amendments to September 4, 2019. Dr. Coles’ employment agreement provides that his stock option awards that are subject to time-based vesting and outstanding as of the date of a sale event (as defined in his employment agreement) will be accelerated and vest in connection with such sale event if (i) he is in continuous service through the date of such sale event or (ii) within the 12 month period following a sale event his employment is (A) terminated by the Company without cause (as defined in, and modified for severance purposes, in his employment agreement) or (B) he resigns for good reason (as defined in his employment agreement). Dr. Coles is also eligible to receive reimbursement of up to $18,000 per month in reasonable living and commuting expenses and applicable taxes, through November 28, 2020, subject to repayment of up to 50% of such amounts if Dr. Coles’ employment is terminated by Cerevel for cause or he resigns without good reason within 24 months of the effective date of his employment agreement. Dr. Coles’ agreement provided for the reimbursement by Cerevel of up to $75,000 of legal fees incurred in connection with the negotiation of his employment agreement and related agreements. Dr. Coles is eligible to participate in the employee benefit plans generally available to all its full-time employees, subject to the terms of those plans.

Dr. Coles’ employment has no specified term but can be terminated at will by either party. If Dr. Coles’ employment is terminated by Cerevel without cause or by him for good reason, Dr. Coles will be entitled to certain payments and benefits in addition to accrued obligations. These payments and benefits include (i) twenty-four (24) months of salary continuation, (ii) a prorated amount of his target bonus, (iii) acceleration of an additional 12 months of vesting for his stock options and any other stock awards granted to him under its equity incentive plan and (iv) up to twenty-four (24) months (dependent on COBRA eligibility for such period) of company-sponsored benefits continuation. In the event his employment is terminated within twelve (12) months following a sale event (as defined in the agreement), in addition to the accelerated vesting of his stock option award and any other time-based equity awards described above, subject to certain limitations, he will be entitled to receive (i) twenty-four (24) months of salary plus two times (2x) his target bonus payable in a lump sum, and (ii) up to eighteen (18) months (dependent on COBRA eligibility for such period) of company-sponsored benefits continuation.

Raymond Sanchez, M.D. On November 26, 2018, Old Cerevel entered into an employment agreement with Dr. Sanchez, effective January 14, 2019, for the position of Chief Medical Officer. Pursuant to his employment agreement, as amended, Dr. Sanchez is entitled to a base salary of $465,000 and is eligible to earn an annual target bonus equal to 40% of his base salary. His salary is subject to increase from time to time by the Board in its discretion. Dr. Sanchez is eligible to participate in its employee benefit plans generally available to its employees, subject to the terms of those plans. Dr. Sanchez’s employment agreement also provided for an initial grant of stock options, a $400,000 signing bonus and reimbursement of relocation expenses up to $130,000 (grossed up for any taxes imposed on the amounts reimbursed) (such signing bonus and relocation expenses, the “Additional

Compensation”). In the event Dr. Sanchez’s employment is terminated by Cerevel for cause (as such term is defined in the employment agreement) or by Dr. Sanchez without good reason (as such term is defined in the employment agreement) within the twenty-four (24) month period following his start date, Dr. Sanchez will be required to repay Cerevel an amount equal to 50% of his Additional Compensation within the thirty (30) day period following the date on which his employment terminates. Pursuant to his employment agreement, Dr. Sanchez was also entitled to reimbursement by Cerevel for the cost of his and his dependents’ participation in his former employer’s health and welfare and life and disability insurance plans during his transition to its company, and also was provided with specific premium business and travel reimbursement entitlements.

Dr. Sanchez’s employment has no specified term but can be terminated at will by either party. If Dr. Sanchez’s employment is terminated by Cerevel without cause or by Dr. Sanchez for good reason (as such terms are defined in his employment agreement). Dr. Sanchez will be entitled to certain payments and benefits in addition to accrued obligations. These payments and benefits include (i) twelve (12) months of salary continuation, (ii) an amount equal to a prorated portion of his target bonus for the year of such termination based on the number of days of Dr. Sanchez’s service during the year his employment is terminated and (iii) up to twelve (12) months (dependent on COBRA eligibility for such period) of company-sponsored benefits continuation.

John Renger, Ph.D. On March 16, 2019, Old Cerevel entered into an employment agreement with Dr. Renger for the position of Chief Scientific Officer effective as of April 8, 2019. Pursuant to his employment agreement, Dr. Renger is entitled to a base salary of $450,000 and an annual target bonus equal to 40% of his annual base salary. His salary is subject to increase from time to time by the Board in its discretion. Dr. Renger is eligible to participate in its employee benefit plans generally available to its executive employees, subject to the terms of those plans. The employment agreement also provided for a $130,000 signing bonus, relocation expenses up to $150,000 (grossed up for any taxes imposed on the amounts reimbursed) and up to $3,000 monthly for living expenses for the first four months of his employment. Under his employment agreement, Dr. Renger was also promised an equity award of stock options subject to the terms of an award agreement and its equity incentive plan. In the event that Dr. Renger’s employment is terminated by Cerevel for cause or by him without good reason within the twelve (12) month period following his start date, he will be required to repay 100% of his sign-on bonus and relocation expenses. In the event that Dr. Renger’s employment is terminated by Cerevel for cause or by him without good reason on a date that is more than twelve (12) months but before twenty-four (24) months following his start date, he will be required to pay 50% of his sign-on bonus, 50% of his relocation expenses and 50% of the living expenses (in each case, the amount actually paid by Cerevel to Dr. Renger).

Dr. Renger’s employment has no specified term but can be terminated at will by either party. If Dr. Renger’s employment is terminated by Cerevel without cause, or if Dr. Renger terminates his employment for good reason (as such terms are defined in his employment agreement), Dr. Renger will be entitled to certain payments and benefits in addition to accrued obligations. These payments and benefits include (i) twelve (12) months of salary continuation, (ii) a prorated amount of his target annual bonus for the year of such termination based on the number of days of Dr. Sanchez’s service during the year his employment is terminated and (iii) up to twelve (12) months (dependent on COBRA eligibility for such period) of company-sponsored benefits continuation.

The foregoing description of the employment agreements with each of Drs. Coles, Sanchez and Renger does not purport to be complete and is qualified in its entirety by the terms and conditions of the employment agreements, which are filed herewith as Exhibits 10.10, 10.11 and 10.12, respectively, and incorporated herein by reference.

Severance Policy

On the Closing Date, the Board approved the Severance Benefits Policy for Specified C-Suite Executives (the “Severance Policy”) under which each senior executive officer, other than the Company’s Chief Executive Officer (the “CEO”), that directly reports to the CEO other than on a temporary basis (each such employee, an “Eligible Employee”) is eligible to receive cash, equity acceleration and benefit continuation severance benefits.

Under the Severance Policy, if an Eligible Employee’s employment is terminated by the Company for a reason other than cause, death or disability, or resigns for good reason within the period that begins three months prior to the occurrence of the first event constituting a sale event and ends on the first anniversary of such event (as such terms are defined in the Severance Policy), then, subject to a release requirement, the Eligible Employee will be entitled to receive the following severance benefits:

•

an amount equal to the sum of 12 months of such Eligible Employee’s base salary and target bonus in the year the termination of employment occurs, payable in 12 equal monthly installments following such termination;

•	acceleration of the vesting of such Eligible Employee’s outstanding time-based vesting equity awards; and

•

payment continued health coverage required under applicable law for the Eligible Employee and any eligible dependents that were covered under the Company’s health care plans immediately prior to the termination date for up to 12 months.

The foregoing description of the Severance Policy does not purport to be complete and is qualified in its entirety by reference to the text of the Severance Policy, which is filed herewith as Exhibit 10.14 and is incorporated by reference herein.

Indemnification Agreements

As of the Closing Date, New Cerevel entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by New Cerevel of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to New Cerevel or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, forms of which are filed herewith as Exhibits 10.16 and 10.17 and are each incorporated herein by reference.

A description of the compensation of the named executive officers of Old Cerevel and the compensation of the executive officers of ARYA before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the sections titled “Executive Compensation” and “Information About ARYA—Executive Compensation and Director Compensation and Other Interests,” respectively, and that information is incorporated herein by reference. Our executive officers are also eligible to receive bonuses under the Senior Executive Cash Annual Incentive Plan, which is filed herewith as Exhibit 10.13 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Transactions, New Cerevel ceased to be a shell company upon the Closing. The material terms of the Transactions are described in the section entitled “Business Combination Proposal” of the Proxy Statement/Prospectus and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The consolidated financial statements of Old Cerevel for the period from July 23, 2018 to December 31, 2018 and for the year ended December 31, 2019, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-37 and are incorporated herein by reference.

The consolidated financial statements of Old Cerevel for the six months ended June  30, 2019 and 2020 and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-70 and are incorporated herein by reference.

The consolidated financial statements of ARYA for the period from February 20, 2020 through June 9, 2020, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.

The consolidated financial statements of ARYA for the three months ended June 30, 2020 and for the period from February 20, 2020 through June 30, 2020 and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-19 and are incorporated herein by reference.

(b) Pro forma financial information.

Certain unaudited pro forma condensed combined financial information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1†	Business Combination Agreement, dated as of July 29, 2020, by and among ARYA Sciences Acquisition Corp II, Cassidy Merger Sub 1, Inc., and Cerevel Therapeutics, Inc. (incorporated by reference to Annex A-1 to the Proxy Statement/Prospectus).

2.2	Amendment No. 1 to Business Combination Agreement, dated as of October 2, 2020, by and between ARYA Sciences Acquisition Corp II and Cerevel Therapeutics, Inc. (incorporated by reference to Annex A-2 to the Proxy Statement/Prospectus).

3.1	Certificate of Incorporation of Cerevel Therapeutics Holdings, Inc. (incorporated by reference to Annex C to the Proxy Statement/Prospectus).

3.2	By-laws of Cerevel Therapeutics Holdings, Inc. (incorporated by reference to Annex D to the Proxy Statement/Prospectus).

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and ARYA Sciences Acquisition Corp II, dated June 9, 2020 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on June 9, 2020).

10.1	Form of Subscription Agreement (incorporated by reference to Annex F to the Proxy Statement/Prospectus).

10.2	Subscription Agreement, by and between ARYA Sciences Acquisition Corp II and BC Perception Holdings, LP, dated July 29, 2020 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed by the Registrant on July 30, 2020).

10.3*	Amended and Restated Registration and Shareholder Rights Agreement, dated October 27, 2020, by and among Cerevel Therapeutics Holdings, Inc. and the stockholders party thereto.

10.4††	License Agreement, by and between Cerevel Therapeutics, LLC (f/k/a Perception OpCo, LLC) and Pfizer Inc., dated August 13, 2018 (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 filed by the Registrant on October 2, 2020).

10.5*	Lease Agreement, by and between Cerevel Therapeutics, LLC and FHF I 131 Dartmouth, LLC, dated January 18, 2019.

10.6*	Lease Agreement, by and between Cerevel Therapeutics, LLC and DW Propco JK, LLC, dated July 3, 2019, as amended on September 1, 2020.

10.7	Cerevel Therapeutics Holdings, Inc. 2020 Equity Incentive Plan (incorporated by reference to Annex J to the Proxy Statement/Prospectus).

10.8*	Forms of Award Agreements under the Cerevel Therapeutics Holdings, Inc. 2020 Equity Incentive Plan.

10.9	Cerevel Therapeutics Holdings, Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Annex K to the Proxy Statement/Prospectus).

10.10*	Employment Agreement, dated November 23, 2018, by and between Cerevel Therapeutics, LLC and N. Anthony Coles, and amendments thereto.

10.11*	Employment Agreement, dated November 26, 2018, by and between Cerevel Therapeutics, LLC and Ramiro Sanchez, and amendment thereto.

10.12*	Employment Agreement, dated March 16, 2019, by and between Cerevel Therapeutics, LLC and John Renger.

10.13*	Senior Executive Cash Incentive Bonus Plan.

10.14*	Severance Benefits Policy for Specified C-Suite Executives.

10.15*	Non-Employee Director Compensation Policy.

10.16*	Form of Indemnification Agreement (Directors).

10.17*	Form of Indemnification Agreement (Officers).

99.1*	Unaudited Pro Forma Condensed Combined Financial Information.

*	Filed herewith.
†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEREVEL THERAPEUTICS HOLDINGS, INC.

By:	/s/ Kathy Yi
Name:	Kathy Yi
Title:	Chief Financial Officer

Date: November 2, 2020